EXHIBIT 5.0
                                   -----------
                           FORM OF OPINION OF COUNSEL

                               The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                       One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900


                              ______________, 1997




Montgomery Securities
Advest, Inc.
Interstate/Johnson Lane Corporation
c/o Montgomery Securities
600 Montgomery Street
San Francisco, CA   94111

Ladies and Gentlemen:

                  We have acted as legal counsel to Action Performance Companies, Inc., an Arizona corporation (the "Company"), and as special counsel to _________________________________ (the "Selling Shareholders"), with respect to the issuance and sale by the Company of one million five hundred seventy thousand (1,570,000) shares of the Company's Common Stock, par value $0.01 per share ("Common Stock") and with respect to the sale by the Selling Shareholders of three hundred thirty thousand (330,000) shares of Common Stock, and the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission"), all as set forth in that certain Underwriting Agreement, dated ___________, 1997 (the "Underwriting Agreement"), by and among you, the Company, and the Selling Shareholders. The shares of Common Stock to be issued by the Company are hereinafter referred to as the "Company's Securities," the shares of Common Stock to be sold by the Selling Shareholders are hereinafter referred to as the "Shareholders' Securities," and the Company's Securities together with the Shareholders' Securities are hereinafter collectively referred to as the "Firm Securities." The Company also proposes to sell an additional two hundred eighty five thousand (285,000) shares of Common Stock pursuant to an overallotment option granted to the Underwriters (the "Option Securities") as set forth in the Underwriting Agreement. The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Securities." The issuance and sale, respectively, of the Securities is hereinafter referred to as the "Offering." You have requested our opinion with respect to certain matters pursuant to Sections ____ and ____ of the Underwriting Agreement.

Montgomery Securities
_____________, 1997
Page 2



                  As used herein, the term "Registration Statement" means Registration Statement No. 333- 27485 (including all financial statements therein) when it became effective on ____________, 1997, under the Act, and the term "Prospectus" means the Prospectus dated __________________ filed with the Commission pursuant to Rule 424(b)(1) and Rule 430A under the Act on ____________ 1997 and included in the Registration Statement. Unless otherwise defined in this Opinion, all capitalized terms used herein shall have the meanings given to them in the Underwriting Agreement.

                  For purposes of this Opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

                  (a) The Amended and Restated Articles of Incorporation of the Company;

                  (b)      The Amended and Restated Bylaws of the Company;

                  (c)      The Corporate Minute Books of the Company;

                  (d)      The Underwriting Agreement;

                  (e) Resolutions of the Board of Directors of the Company dated May 16, 1997;

                  (f) Resolutions of the Pricing Committee of the Board of Directors dated ________, 1997;

                  (g) The Power of Attorney dated _________________ and the Custody Agreement dated __________________ signed by the Selling Shareholders (the "Power of Attorney and Custody Agreement");

                  (h) A Certificate, dated the date hereof, of the Chief Executive Officer and the Chief Financial Officer of the Company, delivered pursuant to Section _____ of the Underwriting Agreement (the "Officers' Certificate");

                  (i)      A Certificate of the Selling Shareholders,  delivered
                           pursuant  to  Section   _____  of  the   Underwriting
                           Agreement (the "Selling Shareholders' Certificate");

                  (j)      The Registration Statement and Prospectus;

                  (k)      A Certificate of Good Standing of the Company,  dated
                           ______________,   1997,   issued   by   the   Arizona
                           Corporation Commission;

Montgomery Securities
_____________, 1997
Page 3



                  (l) The letter or letters of Arthur Andersen LLP, dated, respectively, the date of the Underwriting Agreement and the Firm Closing Date, delivered pursuant to Section _____ of the Underwriting Agreement;

                  (m) The Opinion of Fried, Frank, Harris, Shriver & Jacobson, dated ___________, delivered pursuant to Section ____ of the Underwriting Agreement;

                  (n)      Certificate   of  American  Stock  Transfer  &  Trust
                           Company, the Transfer Agent and Registrar, dated ______________, 1997;

                  (o)      Certificate   of  American  Stock  Transfer  &  Trust
                           Company, the Custodian, dated _____________;

                  (p) Memorandum dated _________, 1997 with respect to telephonic confirmation from the Commission of the effectiveness of the Registration Statement and that no stop orders have been issued (the "SEC Memo"); and

                  (q) Cross receipts from the Underwriters, the Company, and the Selling Shareholders acknowledging receipt of payment in full and receipt of the Securities.

                  In addition, we have examined such certificates of public officials, corporate documents and records and other certificates, documents and instruments and have made such other inquiries as we have deemed appropriate in connection with the opinions set forth herein. As to various questions of fact material to our opinions, we have relied upon, and assumed the truth and accuracy of, the representations and warranties of the Company contained in the Underwriting Agreement, in the Officers' Certificate, the Selling Shareholders' Certificate, the Fried, Frank, Harris, Shriver & Jacobson opinion, and certificates delivered to us, all of which representations and warranties we have assumed to be true and correct in all respects as of the date hereof.

                  We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us; (ii) that the execution, delivery and/or acceptance of the Underwriting Agreement and the Custody Agreement have been duly authorized by all action, corporate or otherwise, necessary by the Underwriters and the Custodian; (iii) the legal capacity of all natural persons executing the Power of Attorney; (iv) that the Underwriters and the Custodian have obtained all necessary consents, authorizations, approvals, permits or certificates (governmental and otherwise) that are required as a condition to the execution and delivery of the
Underwriting Agreement and Custody Agreement, respectively, and to the consummation of the transactions contemplated thereby other than consents required by the Commission; and (v) the truth and accuracy of the representations and warranties of the Selling Shareholders and the Company contained in the Underwriting Agreement.

Montgomery Securities
_____________, 1997
Page 4



                  Based upon and subject to the foregoing, and to the further limitations and qualifications set forth below, we are of the opinion that:

                  1. The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the state of Arizona and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where it owns or leases real property, maintains an office or otherwise transacts business, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

                  2. The Company has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and the Company has the corporate power and authority to enter into the Underwriting Agreement and to carry out all the terms and provisions thereof to be carried out by it;

                  3. The issued shares of capital stock of the subsidiaries, except as described in the Registration Statement and the Prospectus, are, to our knowledge owned beneficially by the Company, free and clear of any perfected security interests or, to our knowledge, any other security interests, liens, encumbrances, equities or claims and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in any such subsidiary are outstanding;

                  4. The Company has an authorized  capitalization  as set forth in the Prospectus; the Securities to be sold by the Selling Shareholders have been duly authorized and validly issued, and are fully paid and nonassessable; the Securities to be issued by the Company have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Securities are in due and proper form; the Securities have been duly authorized for quotation on the Nasdaq National Market; except as described in the Registration Statement and the Prospectus, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for or purchase any of the Securities; and to our knowledge, except for the 330,000 shares of the Shareholders' Securities, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement or, by reason of the filing of the Registration Statement, have the right to request the Company to register their securities under the Act, except as described in the Registration Statement and the Prospectus or except as such rights have been waived;

                  5. The statements set forth under the heading "Description of Securities" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, are accurate summaries and fairly and correctly in all material respects present the information called for with respect to such matters.

Montgomery Securities
_____________, 1997
Page 5



                  6. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, the Underwriting Agreement has been duly executed and delivered by the Company and the Underwriting Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy and other laws of general application affecting the rights and remedies of creditors and to general principles of equity, and we express no opinion as to the availability of equitable remedies or as to the enforceability of the provisions of Section ___of the Underwriting Agreement);

                  7. Other than as disclosed in the Registration Statement or Prospectus, in the course of our engagement to represent the Company and any of its subsidiaries professionally, we have not become aware of any pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any property of any of them is subject that, if determined adversely to the Company or any subsidiary, would have a material adverse effect on the Company and its subsidiaries taken as a whole, nor have we become aware of a threat of any such proceedings by governmental authorities or others, nor are we aware of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (except that we express no belief, comment or opinion as to the financial statements, notes or schedules or other financial or statistical data or information in the Registration Statement or the Prospectus), and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all respects;

                  8. The compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or applicable regulations of the NASD or (B) conflict with or result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, (2) the charter documents or by-laws of the Company or any of its subsidiaries, (3) any statute, rule or regulation or (4) any judgment, decree or order of any court or other governmental authority or any arbitrator known to us and applicable to the Company or any of its subsidiaries;

                  9. Other than as described in the Registration Statement or the Prospectus, in the course of our engagement to represent the Company and any of its subsidiaries professionally, we have not become aware that any subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company;

Montgomery Securities
_____________, 1997
Page 6




                  10. Other than as disclosed in the Registration Statement or the Prospectus, in the course of our engagement to represent the Company and any of its subsidiaries professionally, we have not become aware that the Company or any of its subsidiaries are in default, or that any event has occurred which with the giving of notice or the lapse of time or both would constitute such a default, with respect to any statute, order, rule, regulation, indenture, mortgage, deed of trust, note agreement or other agreement or instrument certified by the Company to us as material to the Company (and we advise the Representatives that we are not aware of any other material agreements or instruments to which the Company or any of its subsidiaries is a party or by which any of them is bound) and where such default would expose the Company and its subsidiaries, taken as a whole, to substantial monetary damages or penalties or would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  11. The Registration Statement has become effective under the Act; any required filing of the Prospectus and any Preliminary Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and to our best knowledge no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

                  12. The registration statement originally filed with respect to the Securities and each amendment thereto and the Prospectus (not including the financial statements, notes, schedules or other financial and statistical data or information contained therein, as to which we express no opinion), as of its respective effective or issue date, as applicable, on its face complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder;

                  13. To our knowledge, the Selling Shareholders have full power and authority to enter into the Underwriting Agreement, the Custody Agreement, and the Power-of-Attorney and to sell, transfer, and deliver the number of shares of the Shareholders' Securities being sold by the Selling Shareholders pursuant to the Underwriting Agreement in the manner provided therein and to perform their obligations under the Custody Agreement; the execution and delivery of the Underwriting Agreement, the Custody Agreement, and the Power-of-Attorney have been duly authorized by all necessary action of the Selling Shareholders; the Underwriting Agreement, the Custody Agreement, and the Power-of-Attorney have been duly executed and delivered by the Selling Shareholders; assuming due authorization, execution and delivery by the Custodian, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable instruments of such Selling Shareholders, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) provided, however, that we express no opinion as to the enforceability of the provisions of Section ___ of the Underwriting Agreement;

Montgomery Securities
_____________, 1997
Page 7



                  14. The delivery by the Selling Shareholders to the several Underwriters of certificates for the number of shares of the Shareholders' Securities being sold pursuant to the Underwriting Agreement by such Selling Shareholders against payment therefor as provided therein, will convey good and marketable title to such securities to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities, claims or other defects, provided that the Shareholders' Securities were acquired by the several Underwriters for value in good faith and without notice (within the meaning of Section 8-302 of the Uniform Commercial Code) of any such security interests, liens, encumbrances, equities, claims or other defects; and

                  15. To our knowledge, the sale of the Shareholders' Securities to the Underwriters by the Selling Shareholders pursuant to the Underwriting Agreement, the compliance by the Selling Shareholders with the other provisions of the Underwriting Agreement and the Custody Agreement, and the consummation by the Selling Shareholders of the other transactions therein contemplated do not
(A) require the consent, approval, authorization, registration or qualification of or with any government authority, except such as have been obtained and such as may be required under state securities or blue sky laws or (B) conflict with or result in a breach or violation of any of the terms and provisions of (1) any statute, rule or regulation or (2) any judgment, decree or order of any court or arbitrator, in each case known to us, which is applicable to the Selling Shareholders.

                  In connection with the opinions expressed in paragraph 1 hereof, we have assumed that the Company has paid all taxes, fines, jeopardy or fraud assessments and interest due from it and payable to the State of Arizona and all states in which it is qualified to conduct business.

                  In connection with the opinions regarding existence and good standing expressed in paragraph 1 hereof, we have relied exclusively upon Certificate of Good Standing issued by the Arizona Corporation Commission listed in (k) above.

                  In connection with certain of the opinions expressed in paragraph 11 hereof, we have relied exclusively on the SEC Memo.

                  In connection with the opinion expressed in paragraphs 13, 14 and 15 we have conducted no investigation independent of obtaining representations from the Selling Shareholders nor any special review of statutes, orders, rules, and regulations. Our opinion in paragraph 4 is based on a certificate from the Company that full and sufficient consideration was received by the Company for the Shareholders' Securities from the Selling Shareholders (or prior holders thereof), which certificate we have no reason to believe is incorrect. For purposes of the opinion expressed in paragraphs 4 and 14 we have assumed that the certificates representing the Securities to be purchased by the Underwriters from the Selling Shareholders have been properly countersigned and registered by authorized officers of the Company's transfer agent and registrar.

Montgomery Securities
_____________, 1997
Page 8



                  On the basis of our review of certain corporate records, documents, and proceedings (in addition to the documents listed as (a) through
(q) above), our discussions with representatives of the Company and our participation in conferences with officers of the Company, accountants for the Company and you and your representatives, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent check or verification by us of the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing has come to our attention that leads us to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no view as to financial statements, schedules and other financial information included therein).

                  We express no opinion with respect to any provision of any of the agreements within the scope of this Opinion that states that they are to be governed by the law of a particular jurisdiction. However, the Supreme Court of Arizona has consistently ruled that where it is not bound by a previous decision or by legislative enactment, it will follow the rules of the Restatement of the Law, including, without limitation, the Restatements of Conflict of Laws. Smith
v. Normart, 51 Ariz. 134, 75 P.2d 38 (1938); Western Coal & Min. Co. v. Hilvert, 63 Ariz. 171, 160 P.2d 331 (1945); Burr v. Renewal Guaranty Corp., 105 Ariz. 549, 468 P.2d 576 (1970); Cardon v. Cotton Lane Holdings, Inc., 1992 WL 236550
(Ariz.);  Taylor v.  Security  National  Bank,  20 Ariz.  App. 504, 514 P.2d 257
(1973); and In re Levine, 145 Ariz. 185, 700 P.2d 883 (Ariz. App. 1985). Section 187 of the Restatement (Second) Conflict of Laws provides that the parties to a contract may stipulate their choice of law to govern a contract and that the laws of the state chosen will be applied unless (i) the particular issue is one that the parties could not have resolved by an explicit provision in their agreement directed to that issue and (ii) either:

                  (a)      The chosen state has no substantial  relationship  to
                  the  parties  or  the   transaction  and  there  is  no  other
                  reasonable basis for the parties' choice; or

                  (b) Application of the law of the chosen state would be contrary to a fundamental policy of a state that has a materially greater interest than the chosen state in the determination of the particular issue and that, under the rule of Section 188 of the Restatement (Second) Conflict of Laws, would be a state of applicable law in the absence of an effective choice of law by the parties.

                  For purposes of this Opinion, the phrase "knowledge" shall mean the conscious awareness of information by any Primary Lawyer, as hereinafter defined, without undertaking any other investigation within this Firm. The term "Primary Lawyer" means each lawyer in this Firm who has given substantive legal attention to representation of the Company in connection with the Offering.

                  In   addition,   we  have  made  no   independent   review  or
investigation of, and we express no opinion as to the applicability or effect of, any securities laws or blue sky laws of any state.

                  We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the substantive law of the State of Arizona and the federal securities laws.

                  This Opinion is based solely upon the law in effect on the date hereof, and we undertake no obligation to revise or supplement this opinion should such law be changed by a legislative action, judicial decision or otherwise.

                  You may rely on this Opinion for purposes of engaging the transactions contemplated by the Underwriting Agreement. Our opinion is furnished to you solely for your benefit and only with respect to the Offering. Accordingly, it may not be used, circulated, quoted, filed publicly, referred to or relied upon by any other person or entity or for any other purpose, without our prior written consent.

                                        Very truly yours,